EXHIBIT 10.51

                                PROMISSORY NOTE

$915,000.00                                        Effective as of July 1, 1998
                                                                 Tampa, Florida

     1. PROMISE TO PAY. SHELLS SEAFOOD RESTAURANTS, INC., a Delaware corporation ("Maker"), whose address is 16313 North Dale Mabry Highway, Suite 100, Tampa Florida 33618, for value received, promises to pay to the order of MANUFACTURERS BANK OF FLORIDA ("Bank"), at 4144 North Armenia Avenue, Post Office Box 4040, Tampa, Florida 33677, or at such other place as the holder of this Promissory Note (the "Note") designates in writing to Maker, the principal amount of Nine Hundred Fifteen Thousand and No/100ths Dollars ($915,000.00), together with interest as required under this Note.

     2. INTEREST RATE. Maker shall pay interest on the outstanding principal amount of this Note as a floating rate which is equal to the WALL STREET JOURNAL Prime Rate (as defined herein) minus one-half percent (.5%) per annum (the "Interest Rate"). The term "WALL STREET JOURNAL Prime Rate," as used herein, shall mean the rate of interest per annum as reported from time to time by THE WALL STREET JOURNAL as its prime rate of interest (or such successor index as may hereafter be selected by Bank in its reasonable discretion), and shall not necessarily mean or imply that such prime rate of interest is the lowest or most favorable rate of interest then available from the Bank to specific borrowers.

     Notwithstanding the foregoing, Maker shall have the right, at any time during the term of this Note, to adjust the Interest Rate to a fixed rate by giving written notice thereof to Maker at least thirty (30) days prior to any monthly payment date. In the event Maker shall deliver written notice to Bank of its intention to adjust the Interest Rate to a fixed rate as describe above, then the "Interest Rate" under this Note shall be adjusted, upon the applicable monthly payment date, to a fixed rate which is equal to The Wall Street Journal Prime Rate in effect at the time of Maker's delivery of written notice of its election to adjust the rate to a fixed rate as described above, and said fixed rate shall remain in effect for a period of twelve (12) months from and after said monthly payment date. At the end of said twelve-month period, unless Maker shall deliver written notice to Bank of its intent to again fix the Interest Rate as described above, the "Interest Rate" payable hereunder shall be readjusted and shall once again be the floating rate of interest described above (provided that Maker shall continue to have the right to adjust the Interest Rate to a fixed rate as described above).

     3.    PAYMENTS.

          (a) Commencing on the first day of August, 1998, and continuing on the first day of each and every month thereafter, through and including July 1, 1999, Maker shall make a

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          payment of principal in the amount of $2,800.00, together with interest in an amount equal to the outstanding interest under this Note accruing at the Interest Rate.

          (b) Commencing on the first day of August, 1999, and continuing on the first day of each and every month thereafter, through and including July 1, 2000, Maker shall make a payment of principal in the amount of $3,200.00, together with interest in an amount equal to the outstanding interest under this Note accruing at the Interest Rate.

          (c) Commencing on the first day of August, 2000, and continuing on the first day of each and every month thereafter, through and including June 1, 2001, Maker shall make a payment of principal in the amount of $3,400.00, together with interest in an amount equal to the outstanding interest under this Note accruing at the Interest Rate.

          (d) A final payment of all outstanding principal and unpaid accrued interest shall be due and payable in full on July 1, 2001.

     4. APPLICATION AND FORM OF PAYMENTS. Payments will be applied first to accrued interest and then to principal, and all interest on this Note will be computed on the basis of the actual number of days elapsed over a 360-day year. Payments of interest and principal must be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments received after 2:00 p.m. will be treated as being received on the next banking day.

     5. PREPAYMENT, LATE FEE INTEREST ON DEFAULT, AND MAXIMUM INTEREST. Maker may prepay all or any portion of this Note without premium or penalty. Maker shall give Bank one day's prior written notice of any prepayment. Partial prepayments will be applied against required principal installments in the inverse order of their maturities. Therefore, partial prepayments will not affect the due date of any required installments under this Note until this Note is paid in full. Maker agrees to pay a late fee equal to five percent (5%) of any payment due hereunder that is not paid within five (5) days of the date the payment is due. Interest on all amounts not paid when due after maturity, acceleration, or otherwise, will accrue and will be payable at the rate which is five percent (5%) above the Interest Rate, but in no event higher than the maximum rate of interest allowed by applicable law.

     6. SECURITY. This Note is secured, inter alia, by a Mortgage and Security Agreement of even date herewith from Maker to Bank and all other loan documents executed therewith (collectively, the "Security Documents") and by any and all collateral presently and hereafter held by Bank from Maker and given or agreed to be given to Bank by Maker, plus any and all collateral presently or hereafter held by Bank given or agreed to be given by any third party or parties for the benefit of Maker hereof.

     7. DEFAULT AND REMEDIES. The occurrence of any of the following events constitutes a "Default" (in the following provisions, the term "Guarantor" refers jointly and severally to any person

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or entity that previously has guaranteed or either currently or in the future guarantees the repayment of this Note):

          (a) The nonpayment, within five (5) days after delivery of a written notice to Maker that it is due and payable, of any interest or principal under this Note, that certain Promissory Note dated as of January 15, 1998, in the original principal amount of $850,000.00, made by Maker to the order of Bank (the "Equipment Note"), that certain Promissory Note dated as of February 12, 1998, in the original principal amount of $1,000,000.00, made by Maker to the order of Bank (the "Indiana Note") or any other liability, obligation, or indebtedness owing from Maker to Bank, whether at maturity, by acceleration, or otherwise (provided however, that Bank shall have no obligation to provide written notice of the nonpayment of any principal or interest under this Note more than twice during any calendar year, and thereafter Bank shall have no further obligation to provide any such notice during the remainder of the applicable calendar year and nonpayment when due of any such sums shall be a default hereunder);

          (b) A material breach by Maker of any material representation, warranty, or covenant contained in this Note, that certain Loan Agreement dated as of January 15, 1998, as amended (the "Loan Agreement"), by and between Maker and Bank, or a material breach by Maker or Guarantor of any other material agreement between Maker or Guarantor and Bank, where said breach shall continue for a period of thirty (30) days after delivery of written notice thereof to Maker;

          (c) The occurrence of a default under either of the Security Documents or under any other agreement given by Maker or Guarantor to Bank as security for the indebtedness evidenced hereby (subject to applicable grace and cure periods contained therein, if any).

     Upon the occurrence of a Default and at any time thereafter during the continuance of a Default, Bank, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Bank, including this Note, the Equipment Note or the Indiana Note, to be immediately due and payable without demand, notice, or presentment, and may exercise any other remedy available to it under the Security Documents, the Loan Agreement or any other agreement given by Maker or Guarantor to Bank, and any other remedy available to it at law or in equity.

     8. PAYMENT OF COSTS. Maker shall pay all costs incurred by the holder of this Note in enforcing or collecting this Note and enforcing each agreement executed in connection with this Note (including the Security Documents, the Loan Agreement or any other agreement under which real or personal property is pledged as security for this Note), including without limitation all reasonable attorneys' fees, costs, and expenses incurred in all matters of interpretation, enforcement, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts as well as all costs and fees incurred by the holder of this Note in connection with any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay)

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if Maker or any other person or entity liable for the indebtedness represented by this Note becomes involved in any bankruptcy, reorganization, or similar proceedings.

     9. WAIVER AND CONSENTS. Maker and every other person liable at any time for payment of this Note waives presentment, protest, notice of protest, and notice of dishonor. Maker expressly consents to all extensions and renewals of this Note (as a whole or in part) and all delays in time or payment or other performance under this Note that the holder of this Note grants at any time and from time to time, without limitation and without any notice to or further consent of Maker. Maker agrees that its obligations under this Note are independent of the obligation of any other maker, guarantor or other person or entity that now or later is obligated to pay this Note. Maker also agrees the Bank may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Maker without releasing or discharging Maker from Maker's obligation to repay this Note.

     10. VENUE. Maker and Bank further agree that venue for each action, suit or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be the County Court or Circuit Court located in Hillsborough County, Florida, or the Federal District Court for the Middle District of Florida, Hillsborough County, Florida, and Maker and Bank hereby waive any right to sue in any other county in Florida, or any other state, unless it shall be lawfully required that any such action, suit or other legal proceeding have venue elsewhere.

     11. MAXIMUM INTEREST. In no event whatsoever shall the amount paid, or agree to be paid, to the holder for the use, forebearance, or retention, of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof or of the Loan Agreement, the Mortgage, or any other agreement between the holder and the undersigned shall result in Interest exceeding the limit for interest prescribed by law, then the amount of the Interest shall be reduced to the maximum rate that may lawfully be charged or collected by the holder. If, from any circumstances whatsoever, the holder should receive as Interest an amount that would exceed the highest lawful rate, the amount that would be excessive Interest shall be applied to the reduction of the principal balance owning hereunder or; at the option of the holder, be paid over to the undersigned and not to the payment of interest.

     12. WAIVER OF JURY TRIAL. BY THE EXECUTION HEREOF, MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES THAT NEITHER MAKER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF MAKER SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS NOTE, THE SECURITY DOCUMENTS, THE LOAN AGREEMENT, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO. NEITHER MAKER NOR BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH

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ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED. THE
PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. NEITHER MAKER NOR BANK HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS TRANSACTION.

     13. MODIFICATION. This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Bank. Any forbearance of Bank in exercising any right or remedy hereunder, under the Security Documents, the Loan Agreement or under any other loan document relating to this transaction shall not be a waiver of or preclude the exercise of any right or remedy. Acceptance by Bank of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Bank's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.

     14. SUCCESSORS AND ASSIGNS. Whenever Bank is referred to in this Note, such reference shall be deemed to include the successors and assigns of Bank, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Maker and any endorsers, guarantors, and sureties hereof which are contained herein shall insure to the benefit of the successors and assigns of Bank.

     15. CORRECTIVE DOCUMENTATION. For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Maker further agrees to cooperate with Bank and to reexecute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in Bank's reasonable discretion, in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

     16. SEVERABILITY. Any provision of this Note, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstance, is adjudicated to be invalid, the validty of the remainder of this Note shall be construed as if such invalid part were never included herein.

     17. MISCELLANEOUS. The headings preceding the text of the sections of this Note have been inserted solely for convenience of reference and do not limit or affect the meaning, interpretation, or effect of this Note or the sections. The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida, excluding its laws relating to the resolution of conflicts of laws of different jurisdictions. Each required notice, consent, or approval, if any, under this Note will be valid only if it is given in writing (or sent by telecopy and promptly confirmed in writing) and addressed by the sender to the recipient's address that is listed in this Note or to such other addresses as either party may designate by written notice to the other party. A validly given notice, consent, or approval will be effective
(i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, return receipt requested sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with

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an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express of Purolator). These notice provisions apply only if a notice is required by the Note. They do not apply if no notice is required by this Note. This Note is not assignable by Maker.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

                                   SHELLS SEAFOOD RESTAURANTS, INC.,
                                   a Delaware corporation


                                   By: /s/ WARREN R. NELSON
                                       ------------------------
                                           Warren R. Nelson
                                           Vice President
                                                       (Corporate Seal)


STATE OF GEORGIA

COUNTY OF GLYNN


     The foregoing instrument was acknowledged before me this 30th day of June, 1998, by Warren R. Nelson, as Vice President of SHELLS SEAFOOD RESTAURANTS, INC. a Delaware corporation, on behalf of the corporation, in Brunswick, Glynn County, Georgia, He is personally known to me or has produced ______________ as identification.


                                   /s/ HAZEL D. WOOLDRIDGE
                                   ----------------------------
                                       Notary Public


                                       Hazel D. Wooldridge
                                   ---------------------------
                                   (Print, Type or Stamp Name)


                                    My Commission Expires: 1/2/99

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